Exhibit 15.1

August 23, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.
20549-7561 USA

Dear Sirs/Madams:

We have read Item 16F of Tower One Wireless Corp.’s December 31, 2017 Form 20-F dated August 23, 2018, and have the following comments:

1.	We agree with the statement made in Item 16F - “Change in Registrant’s Certifying Accountant”.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours very truly

/S/ Davidson & Company LLP

DAVIDSON & COMPANY LLP
Chartered Professional Accountants